Exhibit 99.1

Marchex Acquires Telmetrics

Acquisition further extends Marchex’s market penetration and adds to the scale of the Company’s conversational data assets

SEATTLE – November 5, 2018-- Marchex, Inc. (NASDAQ:MCHX), a leading provider of call analytics that drive, measure, and convert callers into customers, today announced the acquisition of Telmetrics, an enterprise call and text tracking and analytics company, for consideration of up to $13.1 million in cash.

Telmetrics specializes in providing call analytics to enterprise customers in a variety of vertical categories such as auto, local aggregators, digital agencies and online directories. In addition, the company’s Smart Number product enables enterprises to capture and analyze SMS/text interactions as part of its real-time media call analytics solutions.  Telmetrics processed more than 100 million minutes of conversation between businesses and consumers so far this year.

“Our vision is to create the leading conversational analytics company, including voice and text solutions.  With the addition of Telmetrics, Marchex has increased our footprint of opportunities, expedited our growing text communications product initiatives, and captured additional scale and efficiencies with our call analytics business,” said Russell Horowitz, Executive Director and Member of the Office of the CEO. “With a significant, growing list of enterprise brands utilizing Marchex’s AI-powered conversation analytics solutions, we believe we have enhanced our opportunity to deepen relationships and open up new customer segments.”

“We are excited to combine our product capabilities and customer conversational data with one of the largest conversational data sets in the world. Customer conversational data is a transformative asset in applying AI and machine learning to unlock the valuable insights needed to build new analytics solutions for customer conversations across communication channels,” said Andrew Osmak, CEO of Telmetrics. “I’m very proud of the accomplishments of our devoted staff and we look forward to joining forces with Marchex to leverage our collective capabilities to unlock the value of every conversation, across voice and text, for brands of global scale to local SMB’s across the United States and abroad.”

Strategic Rationale

Faster Innovation.  By combining resources, the companies expect to leverage machine learning and AI-driven capabilities across one of the largest conversational data sets in the industry to deliver unique, personalized, sales enhancing solutions for customers across communication channels, including voice and text.

Expanded Enterprise Solutions.  The combined company will give a unified view of customer communications across voice and text channels to surface critical insights and create actionable solutions.  These expanded capabilities will help companies find, engage and nurture their most valuable customers across two of the most important communication channels, voice and text.

A Higher ROI for Advertisers.  By understanding which customers are interacting with brands across all digital marketing channels through voice and text-based communications, the combined company can solve the attribution gap for brands when consumers go “offline” in their path to purchase.

Additional Scale and Efficiencies.  The combination and scale of the joint company enables Marchex to accelerate sales efforts and realize operational efficiencies.  These efficiencies are expected to be recognized starting in mid-2019 and beyond.

Transaction Details and Financial Considerations

•

Total Cash Consideration up to $13.1 million, with $10.1 million paid at close and contingent payments of up to $3 million, subject to achieving certain growth targets consisting of both revenue and OIBA components over two years. In addition, Marchex will issue restricted stock units up to $0.5 million and options to certain employees of Telmetrics subject to vesting over three and four years, respectively.

•	We expect amortization of intangible assets from acquisition will impact GAAP results. For the remainder of 2018 and for 2019, we expect the acquisition to be accretive on a non-GAAP basis.

Additional financial details will be provided on the Company’s third quarter earnings release and conference call on November 5.

About Marchex

Marchex understands the best customers are those who call your company - they convert faster, buy more, and churn less. Marchex provides solutions that help companies drive more calls, understand what happens on those calls, and convert more of those callers into customers. Our actionable intelligence strengthens the connection between companies and their customers, bridging the physical and digital world, to help brands maximize their marketing investments and operating efficiencies to acquire the best customers.

Please visit http://www.marchex.com, www.marchex.com/blog or @marchex on Twitter (Twitter.com/Marchex), where Marchex discloses material information from time to time about the company, its financial information, and its business.

About Telmetrics

Telmetrics is a call and text tracking and analytics company that enables, tracks and analyzes offline interactions to increase engagement and return on advertising spend. At the core of our solutions are millions of unique local and toll-free phone numbers that can be placed in any online, or offline ad. By tracking consumer voice and text response to each number, our clients can pinpoint which lead sources, media channels, and keyword buys are yielding the most success and can measure the quality of those leads. Our response and conversation analytics are available in real-time, easy to understand and give businesses the insights they need to lift your advertising ROI.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, other financial guidance, acquisitions, dispositions, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex's actual results to differ materially from those indicated by such forward-looking statements including but not limited to product demand, order cancellations and delays, competition and general economic conditions. These factors are described in greater detail in the "Risk Factors" section of our most recent periodic report and registration statement filed with the SEC. All of the information provided in this release is as of November 5, 2018 and Marchex undertakes no duty to update the information provided herein.

Non-GAAP Financial Information

To supplement Marchex's consolidated financial statements presented in accordance with GAAP and to provide clarity internally and externally, Marchex uses certain non-GAAP measures of financial performance and liquidity, including Adjusted OIBA, Adjusted EBITDA, and Adjusted non-GAAP income (loss) per share.

Adjusted OIBA represents income (loss) from operations excluding stock-based compensation expense, amortization of intangible assets from acquisitions, and acquisition related costs. This measure, among other things, is one of the primary metrics by which Marchex evaluates the performance of its business. Adjusted OIBA is the basis on which Marchex's internal budgets are based and by which Marchex's management is currently evaluated. Marchex believes these measures are useful to investors because they represent Marchex's consolidated operating results, taking into account depreciation and other intangible amortization, which Marchex believes is an ongoing cost of doing business, but excluding the effects of certain other expenses such as stock-based compensation, amortization of intangible assets from acquisitions, and acquisition related costs. Adjusted EBITDA represents income (loss) before interest, income taxes, depreciation, amortization, acquisition related costs and stock-based compensation. Marchex believes that Adjusted EBITDA is another alternative measure of liquidity to GAAP net cash provided by (used in) operating activities that provides meaningful supplemental information regarding liquidity and is used by Marchex's management to measure its ability to fund operations and its financing obligations. Financial analysts and investors may use Adjusted OIBA and EBITDA to help with comparative financial evaluation to make informed investment decisions. Adjusted non-GAAP income (loss) per share represents Adjusted non-GAAP income (loss) divided by GAAP diluted shares outstanding. Adjusted non-GAAP income (loss) generally captures those items on the statement of operations that have been, or ultimately will be, settled in cash exclusive of certain items that are not indicative of Marchex’s recurring core operating results and represents net income (loss) applicable to common stockholders plus the net of tax effects of: (1) stock-based compensation; (2) interest income and other, net, (3) amortization of intangible assets from acquisition; and (4) acquisition related costs. Financial analysts and investors may use Adjusted non-GAAP income (loss) per share to analyze Marchex's financial performance since these groups have historically used EPS related measures, along with other measures, to estimate the value of a company, to make informed investment decisions, and to evaluate a company's operating performance compared to that of other companies in its industry.

Marchex's management believes that investors should have access to, and Marchex is obligated to provide, the same set of tools that management uses in analyzing the company's results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, and should not be considered in isolation, as a substitute for, or superior to, GAAP results. Marchex’s non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar titled terms used by other companies, and accordingly, care should be exercised in understanding how Marchex defines its non-GAAP financial measures in this release. Marchex endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measure with equal or greater prominence, GAAP financial statements, and detailed descriptions of the reconciling items and adjustments, including quantifying such items, to derive the non-GAAP measure.

For further information, contact:

Trevor Caldwell
Marchex Investor Relations

Telephone: 206.331.3600
Email: ir@marchex.com

Or

MEDIA INQUIRIES

Marchex Corporate Communications

Telephone: 206.331.3434

Email: marchex@edelman.com